Exhibit 10.1

AMENDMENT NO. 15 TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 15 dated as of January 15, 2009 (the “Amendment”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as set forth herein.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

Amendment to Credit Agreement.

Section 1.1.            The following definitions in Section 1.01 of the Credit Agreement are each hereby amended in their entirety to provide as follows:

“Applicable Revolving Credit Loan Margin” shall mean (a) 2.00%, with respect to Revolving Credit Loans that are Prime Rate Loans and (b) 3.50%, with respect to Revolving Credit Loans that are LIBOR Loans.

“Applicable Term Loan/Equipment Loan Margin” shall mean (a) 2.00%, with respect to Term Loans and Equipment Loans that are Prime Rate Loans and (b) 3.75%, with respect to Term Loans and Equipment Loans that are LIBOR Loans.

“Revolving Credit Commitment Termination Date” shall mean February 17, 2009.

Section 1.2.            Section 3.01(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate, plus, in the case of Revolving Credit Loans, the applicable “Prime Rate Margin” as provided in the definition of “Applicable Revolving Credit Loan Margin,” and in the case of Equipment Loans, Term Loans and New Term Loans, the applicable “Prime Rate Margin” as provided in the definition of “ Applicable Term Loan/Equipment Loan Margin.

Section 1.3.           Section 6.03(b) of the Credit Agreement is hereby amended by adding a “(i)” immediately preceding the text “as soon as possible” on the first line thereof and by adding a new subsection “(ii)” immediately following subsection “(i)” thereof as follows:

“(ii)         as soon as available, but in any event not later than 25 days after the end of each calendar month of each fiscal year of the Co-Borrowers, commencing with the month ending February 28, 2009, a copy of the unaudited interim consolidated and consolidating statement of income of P&F and its Subsidiaries as of the end of each such month, prepared by the Chief Financial Officer of P&F in accordance with GAAP,  applied on a consistent basis and accompanied by a certificate to that effect executed by the Chief Financial Officer of P&F;”

Section 1.4.           Section 6.04(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)         Permit any Lender or their respective representative to conduct field audits of the Co-Borrowers’ accounts receivable and inventory, and all related books and records, as the Administrative Agent deems necessary or desirable, the Co-Borrowers shall pay for the costs, expenses and charges of two such asset audits per year, provided that following the occurrence and continuance of an Event of Default, there shall be no restrictions on the amount or cost of such audits.  The Co-Borrowers and the Lenders acknowledge that the Lenders will endeavor to alternate in their performance of such field audits so that each Lender performs at least one field audit in each twelve-month period.”

ARTICLE II.

Conditions of Effectiveness.

Section 2.1.           This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of this Amendment, duly executed by each Co-Borrower.

ARTICLE III.

Representations and Warranties; Effect on Credit Agreement.

Section 3.1.            Each Co-Borrower hereby represents and warrants as follows:

a.             This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.             Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.             No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.             No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

e.             All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment, has been taken.

Section 3.2.           Effect on Credit Agreement and Loan Documents.

a.             Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.             Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.             Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.             The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE IV.

Miscellaneous.

Section 4.1.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2.           Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.           This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each
of the corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By:	/s/ Stephen Kelly
Stephen Kelly, Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Alan Harris
Alan Harris, Vice President